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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2003

American Medical Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19195 (Commission File Number)	38-2905258 (IRS Employer Identification No.)
5555 Bear Lane Corpus Christi, TX 78405 (Address of principal executive offices)

Registrant's telephone number, including area code: (361) 289-1145

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

        On March 24, 2003, the Company received a determination from the Nasdaq Listing Qualifications Panel that the Company's securities would be delisted from the Nasdaq SmallCap Market effective with the opening of business on Wednesday, March 26, 2003. The determination was made based on the Company's failure to meet a minimum bid price for its Common Stock of $1.00 per share and a minimum market value of publicly held shares of $1,000,000, and to solicit proxies for and hold an annual meeting of shareholders in 2002. The Company expects its securities to be quoted on the OTC Bulletin Board beginning March 26, 2003 under the symbol ADLI.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 26, 2003	AMERICAN MEDICAL TECHNOLOGIES, INC.
	By:	/s/ ROGER W. DARTT Roger W. Dartt Chief Executive Officer

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  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURES